================================================================================

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                      Integrated Information Systems, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
   (2) Form, Schedule or Registration Statement no.:
   (3) Filing Party:
   (4) Date Filed:

================================================================================

                                       [LOGO] INTEGRATED INFORMATION SYSTEMS(TM)


                               November 26, 2002


Dear Stockholder,

     I am pleased to invite you to a Special Meeting of Stockholders of Integrated Information Systems, Inc. The meeting will be held on December 19, 2002, starting at 8:00 a.m., Mountain Standard Time, at our offices at 1480 South Hohokam Drive, Tempe, Arizona 85281.

     Important information concerning the matters to be acted upon at the Special Meeting is contained in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. After careful consideration, our Board of Directors has unanimously approved a proposal to effect a reverse split of the common stock of IIS, as described in the Proxy Statement, and recommends that you vote FOR the proposal.

     The Board of Directors has fixed the close of business on November 12, 2002 as the record date for determining those stockholders who are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

     Your vote is important. Registered stockholders may vote the accompanying proxy card and may vote by ballot in person at the Special Meeting. "Street Name" stockholders may vote the accompanying proxy card, may vote by ballot in person at the Special Meeting by obtaining a proxy from the institution that holds your shares and may vote by phone or online in accordance with the instructions set forth on the proxy card. Mailing your completed proxy card or voting by phone or online will not prevent you from voting in person at the Special Meeting if you wish to do so.


                                       Sincerely yours,


                                       /s/ James G. Garvey, Jr.

                                       James G. Garvey, Jr.
                                       Chairman, Chief Executive Officer
                                       and President

                                       [LOGO] INTEGRATED INFORMATION SYSTEMS(TM)

                                                    NOTICE OF SPECIAL MEETING OF
                                                    STOCKHOLDERS TO BE HELD ON
                                                    DECEMBER 19, 2002

To the Stockholders of Integrated Information Systems, Inc.

     Notice is hereby given that the Special Meeting of Stockholders (the "Special Meeting") of Integrated Information Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 1480 South Hohokam Drive, Tempe, Arizona 85281 on December 19, 2002, at 8:00 a.m., Mountain Standard Time, for the following purposes:

     1. AMENDMENT TO CERTIFICATE OF INCORPORATION. To approve an amendment to the Company's Certificate of Incorporation, as amended and restated, to effect a reverse stock split (the "Reverse Stock Split") of all of the Company's outstanding shares of Common Stock ("Common Stock"), at a ratio between one-to-two and one-to-five, at any time within one year after stockholder approval is obtained at the Special Meeting, with the timing and exact ratio to be determined in the sole discretion of the Board of Directors; and

     2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The Reverse Stock Split is more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on November 12, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

     Whether or not you expect to attend the Special Meeting in person, you are urged to vote. Registered stockholders may vote the accompanying proxy card and may vote by ballot in person at the Special Meeting. "Street Name" stockholders may vote the accompanying proxy card, may vote by ballot in person at the Special Meeting by obtaining a proxy from the institution that holds your shares and may vote by phone or online in accordance with the instructions set forth on the proxy card. If you send in your proxy card or vote by phone or online and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                            By Order of the Board of Directors,


                            /s/ Mark N. Rogers

                            Mark N. Rogers
                            Senior Vice President, General Counsel and Secretary

Tempe, Arizona
November 26, 2002

To be Mailed to Stockholders on or about November 29, 2002

                      INTEGRATED INFORMATION SYSTEMS, INC.
                            1480 SOUTH HOHOKAM DRIVE
                              TEMPE, ARIZONA 85281

                                 PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Integrated Information Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on Thursday, December 19, 2002 at 8:00 a.m., Mountain Standard Time, at the Company's offices at 1480 South Hohokam Drive, Tempe, Arizona 85281, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting.

REVOCABILITY OF PROXY

     Even after you have submitted your proxy card or (for "Street Name" stockholders) voted by telephone or online in accordance with the instructions set forth on the proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

SOLICITATION AND VOTING PROCEDURES

     We will pay the cost of preparing, assembling and mailing the proxy statement and the proxy card. Our representatives will not receive any compensation for soliciting proxies other than their regular salaries or consulting fees. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

     The close of business on November 12, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 16,550,688 shares of the Common Stock outstanding and entitled to vote at the Special Meeting, held by 200 stockholders of record. The presence at the Special Meeting of a majority of these shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Special Meeting.

     If any stockholder is unable to attend the Special Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Special Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Special Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present.

     Integrated Information Systems believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Special Meeting for the transaction of business.

PROPOSAL

     The Board of Directors is asking the stockholders to approve an amendment to the Company's Certificate of Incorporation, as amended and restated, to effect a reverse stock split (the "Reverse Stock Split") of all of the Company's outstanding shares of Common Stock ("Common Stock"), at a ratio between one-to-two and one-to-five, at any time within one year after stockholder approval is obtained at the Special Meeting, with the timing and exact ratio to be determined in the sole discretion of the Board of Directors. The amendment to the Company's Certificate of Incorporation, as amended and restated, to reflect the Reverse Stock Split will require the affirmative vote of a majority of the issued and outstanding shares of the Common Stock of the Company entitled to vote on this matter. Abstentions and broker non-votes effectively count as votes against the Proposal.

     James G. Garvey, Jr., the Company's Chief Executive Officer, owned 64% of the Common Stock as of the Record Date. Mr. Garvey's Common Stock holdings are sufficient to approve the amendment to the Company's Certificate of Incorporation, as amended and restated, to effect the Reverse Stock Split, and we anticipate that Mr. Garvey will vote FOR this Proposal.

     If no specification is made on the proxy as to the Proposal, the shares represented by the proxy will be voted FOR the approval of the amendment to the Company's Certificate of Incorporation, as amended and restated, to effect the Reverse Stock Split, and with respect to any other matters that may come before the Special Meeting, at the discretion of the proxy holders.

VOTING BY TELEPHONE OR THE INTERNET

     "Street Name" stockholders may vote the accompanying proxy card, may vote by ballot in person at the Special Meeting by obtaining a proxy from the institution that holds your shares and may vote by phone or online in accordance with the instructions set forth on the proxy card.

     The method of voting used will not limit a stockholder's right to attend the Special Meeting.

            SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered the beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

     This table sets forth information regarding the beneficial ownership of our common stock as of November 12, 2002 by:

     o each person known by us to be a beneficial owner of more than 5% of the outstanding shares of our common stock;

     o    each of our directors;

     o our President and Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for 2001 exceeded $100,000; and

     o    all of our current directors and executive officers as a group.

     Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned, and the address of each of the listed stockholders is 1480 South Hohokam Drive, Tempe, Arizona 85281.

     The percentage of beneficial ownership for each stockholder is based on 16,550,688 shares outstanding as of November 12, 2002. Shares subject to options which are exercisable within 60 days of November 12, 2002 are deemed to be outstanding, even if the exercise price is more than the current public trading price, and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding or beneficially owned for the purpose of computing the percentage ownership of any other person. An asterisk (*) indicates ownership of less than 1%.

                                                          SHARES
                                                        UNDERLYING
                                             SHARES       OPTIONS     PERCENT
                                          ------------ ------------- ---------
James G. Garvey, Jr. ....................  10,597,438          --      64.0
John M. Blair............................      15,459      20,000        *
Stephen W. Brown.........................         500      20,000        *
R. Nicholas Loope........................          --      20,000        *
Richard M. Gardner.......................          --      20,000        *
Randall Eckel............................          --      33,334        *
William A. Mahan.........................          --      40,000        *
Mark N. Rogers...........................          --      12,500        *
Kenneth J. Biehl.........................          --       8,334        *
All current directors and executive
    officers as a group (9 persons) .....  10,613,397     174,168      65.2

                                    PROPOSAL

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

     The Company's stockholders are being asked to approve an amendment to the Company's Certificate of Incorporation, as amended and restated, to effect the Reverse Stock Split.

REQUIRED VOTE

     The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the foregoing proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes. In the absence of instructions to the contrary, proxies covering the common stock will be voted for the amendment.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
              OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        EFFECTING A REVERSE STOCK SPLIT

     The Board has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal to amend paragraph Fourth of the Company's Certificate of Incorporation authorizing the Reverse Stock Split of the shares of Common Stock of the Company at a ratio ranging from one-to-two to one-to-five, to be implemented in the sole discretion of the Board at any time within one year after stockholder approval is obtained at the Special Meeting, with the timing and exact ratio to be determined in the sole discretion of the Board, or to be abandoned in the sole discretion of the Board. The form of the proposed amendment is annexed to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"). The Board believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock by the ratio determined by the Board to be in the best interests of the Company, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

     James G. Garvey, Jr., the Company's Chief Executive Officer, owned 64% of the Common Stock as of the Record Date. Mr. Garvey's Common Stock holdings are sufficient to approve the amendment to the Company's Certificate of Incorporation, as amended and restated, to effect the Reverse Stock Split, and we anticipate that Mr. Garvey will vote FOR this Proposal.

REASONS FOR THE REVERSE STOCK SPLIT AMENDMENT

     The purpose of the Reverse Stock Split is to increase the per share market price of our Common Stock. The current listing of the Company's Common Stock on The Nasdaq SmallCap Market is a conditional listing granted to us under a series of exceptions granted by a Nasdaq Listing Qualifications Panel on October 22, 2002. One of the exceptions requires the Company to file a proxy statement by November 14, 2002 evidencing the Company's intent to effect a reverse split of our Common Stock. The Board does intend to effect the Reverse Stock Split but will likely not effect the Reverse Stock Split if it believes that a decrease in the number of shares outstanding is unlikely to improve the trading price for our Common Stock and, therefore, would not improve the likelihood that the Company will be allowed to maintain its listing on The Nasdaq SmallCap Market. Assuming stockholder approval of this proposal, the Reverse Stock Split will be effectuated at a ratio ranging from one-to-two to one-to-five, at the Board's sole discretion. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors including, but not limited to, analysis of the Company's financial results for the most recent fiscal quarter of the Company and general economic conditions and will place emphasis on the closing price of the Common Stock on the days immediately preceding the day on which the Reverse Stock Split Amendment is to be filed. The judgment of the Board as to the ratio and timing of the Reverse Stock Split, within the ranges described above, shall be conclusive.

     The continued listing requirements of The Nasdaq SmallCap Market require, among other things, that our Common Stock maintain a closing bid price in excess of $1.00 per share. In February 2002, Nasdaq notified the Company that the Company's Common Stock had not maintained the required minimum market value of publicly held shares and the required minimum bid price per share for continued inclusion on The Nasdaq National Market, and in April 2002, Nasdaq notified the Company that the Company's market capitalization had fallen below the minimum requirement for continued inclusion on the Nasdaq National Market. In May 2002, the Company filed an application to transfer the listing of its Common Stock from The Nasdaq National Market to The Nasdaq SmallCap Market, and in June 2002, our Common Stock began trading on The Nasdaq SmallCap Market. During August 2002, the 180-day grace period for meeting the $1.00 minimum bid price requirement expired and the Company received a delisting notice from Nasdaq. The delisting notice stated that the Company's Common Stock would be delisted at the opening of business on August 22, 2002 because the Company had not regained compliance with the minimum $1.00 bid price per share requirement.

     In August 2002, the Company appealed the delisting and presented its appeal in September 2002 to a Listing Qualifications Panel. In October 2002, the Listing Qualifications Panel determined that the Company had presented a definitive plan for compliance with continued listing requirements and continued the listing of the Company's Common Stock as a conditional listing (which added the letter "C" to the end of our symbol) pursuant to a series of exceptions: (1) seeking stockholder approval in a public filing with the Securities and Exchange Commission (the "SEC") and Nasdaq for a reverse split to satisfy the $1.00 minimum bid price requirement; (2) timely filing a Form 10-Q with the SEC and Nasdaq evidencing stockholders' equity of at least $2.5 million (including pro forma adjustments for events after the end of the quarter and on or prior to the filing date); (3) demonstrating a market value of publicly held shares of at least $1.0 million by December 17, 2002 and maintaining the same for a minimum of ten consecutive trading days thereafter; (4) demonstrating a closing bid price of at least $1.00 per share by December 31, 2002 and maintaining the same for a minimum of ten consecutive trading days thereafter; and (5) on or before March 31, 2003, filing its annual report on Form 10-K with the SEC and Nasdaq evidencing stockholders' equity of at least $2.5 million.

     The Board has determined that the continued listing of our Common Stock on The Nasdaq SmallCap Market is in the best interests of the Company's stockholders. Inclusion in The Nasdaq SmallCap Market provides for liquidity and may potentially reduce the spread between the "bid" and "asked" prices quoted by market makers. Further, although there can be no assurance, a listing on The Nasdaq SmallCap Market may enhance Integrated Information Systems' access to capital and increase its flexibility in responding to anticipated capital requirements. Integrated Information Systems believes that prospective investors will view an investment in it more favorably if its shares continue to be listed on The Nasdaq SmallCap Market.

     Integrated Information Systems also believes that the current per share price level of the Common Stock has reduced the effective marketability of Integrated Information Systems' shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     Finally, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     If the Common Stock is not listed on The Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

     If we are unable to maintain our listing on The Nasdaq SmallCap Market, our common stock would likely be traded on the OTC Bulletin Board, or a successor to that market. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

     For all the above reasons, Integrated Information Systems believes that the Reverse Stock Split is in the best interests of Integrated Information Systems and its stockholders. If the Reverse Stock Split proposal is authorized by the stockholders, the Board will have the discretion to implement a Reverse Stock Split once before the first anniversary of this Special Meeting, or effect no Reverse Stock Split at all. If the trading price of our Common Stock increases without a Reverse Stock Split, the Reverse Stock Split would not be necessary.

     There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will increase by a multiple equal to the ratio of the Reverse Stock Split or result in the sustained increase in the market price which is required to regain and maintain compliance with the continued listing requirements of The Nasdaq SmallCap Market. Also, should the market price of a share of Common Stock decrease, the percentage decline as an absolute number and as a percentage of the overall market capitalization of Integrated Information Systems may be greater than what would have occurred in the absence of the Reverse Stock Split. Furthermore, the possibility exists that the liquidity of the Common Stock could be adversely affected by the Reverse Stock Split. Finally, if the price of a share of Common Stock declines as a result of the Reverse Stock Split, this will detrimentally impact our market capitalization, the market value of our public float and the value of your shares.

     If the stockholders approve the Reverse Stock Split at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (in a ratio determined by the Board within the limits set forth herein) is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the first anniversary of this Special Meeting, the Board's authority to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any Reverse Stock Split. If the Board decides not to effect the Reverse Stock Split and the price of our Common Stock has not risen to over $1.00, the Company will not be in compliance with the exceptions established by the Listing Qualifications Panel, and our Common Stock would most likely be delisted from The Nasdaq SmallCap Market.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

     Pursuant to the Reverse Stock Split, as few as two shares or as many as five shares of Common Stock, par value $.001 per share, outstanding immediately prior to the effectiveness of the Reverse Stock Split ("Old Common Stock"), will be combined into one share of Common Stock, par value $.001 per share, outstanding after consummation of the Reverse Stock Split ("New Common Stock").

     Although the Reverse Stock Split will not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Common Stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on The Nasdaq SmallCap Market.

     If approved and effected by the Board of Directors, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     The Reverse Stock Split will not affect the par value of the Common Stock or the number of authorized shares of Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on Integrated Information Systems' balance sheet will be reduced from its present amount in accordance with the ratio of the Reverse Stock Split, and the additional paid-in capital account will be increased accordingly. The per share net income or loss and net book value per share of the Common Stock will also be increased because there will be fewer shares of Common Stock issued and outstanding.

     Based on approximately 16,550,688 shares of Common Stock outstanding as of the Record Date, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Stock
Split:

    ----------------------   ------------   --------------------------
    PROPOSED REVERSE STOCK    PERCENTAGE      APPROXIMATE NUMBER OF
             SPLIT             REDUCTION     SHARES TO BE OUTSTANDING
    ----------------------   ------------   --------------------------
            1 for 2             50.00%              8,275,344
    ----------------------   ------------   --------------------------
            1 for 3             66.67%              5,516,896
    ----------------------   ------------   --------------------------
            1 for 4             75.00%              4,137,672
    ----------------------   ------------   --------------------------
            1 for 5             80.00%              3,310,138
    ----------------------   ------------   --------------------------

     All outstanding options and warrants will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the Effective Date. The Reverse Stock Split will affect all stockholders, option holders and warrant holders in the same manner and will not affect any stockholder's proportionate equity interest in the Company. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

     The Company is currently authorized to issue a maximum of 100,000,000 shares of Common Stock. As of the Record Date, there were approximately 16,550,688 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to the number of Common Shares issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, adjusted in accordance with the ratio of the Reverse Stock Split.

     With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's stockholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

     As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board including, among others, future financing transactions. Although this increase could, under certain circumstances, have an anti-takeover effect (by, for example, permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Integrated Information Systems with another company), the Reverse Stock Split is not being proposed in response to any effort of which management of Integrated Information Systems is aware to accumulate shares of Common Stock or obtain control of Integrated Information Systems, nor is it part of a similar plan by management.

     Holders of the Common Stock have no preemptive or other subscription rights.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT; EXCHANGE OF STOCK CERTIFICATES

     The Reverse Stock Split, if approved by the Company's stockholders, will become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Company's

Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Appendix A, with the split ratio to be determined by the Board. It is expected that such filing will take place shortly after the date of the Special Meeting, assuming the stockholders approve the Reverse Stock Split and the Board does not decide to delay the effectiveness of the Reverse Stock Split for up to one year after stockholder approval is obtained at the Special Meeting or abandon the Reverse Stock Split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

     Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

     The Company has authorized 5,000,000 shares of preferred stock, par value $0.001 per share. As of the Record Date, no shares of preferred stock have been issued. The authorized preferred stock will not be changed by reason of the Reverse Stock Split.

            STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
       AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

     The Company intends to use Wells Fargo Shareowner Services as its exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

NO FRACTIONAL SHARES

     No fractional of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu thereof, each stockholder whose shares of Old Common Stock are not evenly divisible will receive one additional share of New Common Stock for the fractional shares of New Common Stock that such stockholder would otherwise be entitled to receive as a result of the Reverse Stock Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement, all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. This discussion is for general information only. This discussion is applicable only to stockholders who hold their Old Common Stock as capital assets. This discussion does not address consequences which may apply to certain stockholders in light of their individual circumstances (such as persons subject to the alternative minimum tax) or to special classes of taxpayers (such as non-resident alien individuals and foreign entities, dealers in securities, insurance companies, and tax-exempt entities). This discussion also does not address any tax consequences of the Reverse Stock Split under state, local or foreign law.

   STOCKHOLDERS ARE URGED AND EXPECTED TO CONSULT THEIR TAX ADVISORS AS TO THE
          PARTICULAR CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     The Company should not recognize gain or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a stockholder as a result of the Reverse Stock Split. A stockholder's aggregate adjusted tax basis in shares of New Common Stock will be the same as such stockholder's aggregate adjusted tax basis in the shares of Old Common Stock exchanged therefor. The holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor.

APPRAISAL RIGHTS

     No appraisal rights are available under Delaware law or under the Company's Certificate of Incorporation, as amended and restated, or By-Laws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Amendment. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

EFFECT ON LEGAL ABILITY TO PAY DIVIDENDS

     The Reverse Stock Split will have no material impact on the legal ability of the Company to pay dividends.

AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K as amended for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission. Such requests should be addressed to Integrated Information Systems, Inc., 1480 South Hohokam Drive, Tempe, Arizona 85281, Attention:
Secretary.

OTHER MATTERS

     The Special Meeting is being held for the purposes set forth in the Notice of Special Meeting of Stockholders which accompanies this Proxy Statement. The Board of Directors is not presently aware of any other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. The presiding officer at the Special Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the procedures set forth in the Company's By-Laws or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Special Meeting.

     Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope. "Street Name" stockholders may also vote by phone or online in accordance with the instructions set forth on the proxy card.


                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     The Company has an advance notice provision under our Bylaws for stockholder business to be presented at meetings of stockholders. These provisions state that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to our Secretary. A stockholder proposal relating to nominations or other business, to be timely, must be received at our principal executive offices between 90 and 120 calendar days in advance of the anniversary date of the immediately preceding annual meeting or, in the case of a special meeting, such notice must be received not later than the close of business on the seventh day following the day on which notice of the date of the special meeting is mailed to stockholders. Accordingly, to be timely, notice for the next annual meeting of stockholders must be given to the Company's Secretary between January 22, 2003 and February 21, 2003.

     Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the special meeting of stockholders: (i) you must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates; (ii) for nominations, you must give written notice of your nomination and include the detailed information described in our Bylaws, including your name and address and the name and address of your nominee(s), a representation that you are a holder of record of our securities entitled to vote at the meeting, the number of shares of common stock which you beneficially own, a description of any arrangements between you and each nominee, information concerning such nominee as would be required for proxy disclosure had the Board of Directors nominated your nominee, and the consent of your nominee(s) to serve as directors if elected; or (iii) for other business, your notice must contain the specific information required in our Bylaws, including a description of the business to be brought before the meeting, your name and address, the number of shares of common stock which you own (beneficially or of record), a description of any arrangements between you and any other person in connection with the proposal of such business and any material interest you have in such business, and a representation that you intend to appear in person or by proxy at the meeting.

     A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual or special meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.


                                       By Order of the Board of Directors,


                                       /s/ Mark N. Rogers

                                       Mark N. Rogers

                                       Senior Vice President,
                                       General Counsel and
                                       Secretary

Tempe, Arizona
November 26, 2002

                                   APPENDIX A

                                 CERTIFICATE OF
                                    AMENDMENT
                                       TO

                          CERTIFICATE OF INCORPORATION
                                       OF
                      INTEGRATED INFORMATION SYSTEMS, INC.


     The undersigned, the Chief Executive Officer of Integrated Information Systems, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST:   That the name of the Corporation is Integrated Information
Systems, Inc.

     SECOND: That the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on November 15, 1999 and was amended and restated on January 6, 2000, January 7, 2000, January 13, 2000 and July 22, 2000.

     THIRD:   That paragraph FOURTH of said Certificate of Incorporation is hereby amended by adding as a new paragraph C, the following:

         "Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all shares of Common Stock of the Corporation that are either issued or outstanding or held as treasury shares (collectively
         "Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each [ ]
         ( ) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding Common Stock ("New Common Stock"). In the case of any holder of fewer than [ ] ( ) Shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by [ ] ( ), does not result in a whole number (such fractional interest, a "Fractional Share"), such holder shall be issued one whole share of New Common Stock in lieu of the Fractional Share of New Common Stock that such holder would otherwise be entitled to receive as a result of such issuance and, upon such issuance, such whole shares shall be deemed to have been duly authorized, fully paid, validly issued and nonassessable. The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive
         New Common Stock. For all options and warrants issued by the Corporation which are outstanding on the Effective Date, the number of shares into which they are exercisable shall be accordingly reduced and the per share exercise price therefore shall be accordingly increased to account for the Reverse Split. From and after the Effective Date, the term "New Common Stock" as used in this paragraph FOURTH shall mean Common Stock as provided in the Certificate of Incorporation.

     FOURTH: The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Company's By-Laws at a meeting of the Board of Directors of the Corporation.

     FIFTH: At the Special Meeting of the Stockholders of the Corporation, duly called and held, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     SIXTH: This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on ______________, 2002.


                                       INTEGRATED INFORMATION SYSTEMS, INC.



                                 By:
                                    --------------------------------------------
                                 Name: James G. Garvey, Jr.
                                 Chairman, Chief Executive Officer and President

                      INTEGRATED INFORMATION SYSTEMS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 19, 2002
                        8:00 A.M., MOUNTAIN STANDARD TIME


INTEGRATED INFORMATION SYSTEMS, INC.
1480 S. HOHOKAM DRIVE
TEMPE, ARIZONA 85281-6965                                                  PROXY

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James G. Garvey, Jr., William A. Mahan and Mark N. Rogers, and each of them, proxies, with power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Integrated Information Systems, Inc. which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at 1480 South Hohokam Drive, Tempe, Arizona 85281 on Thursday, December 19, 2002, at 8:00 a.m., Mountain Standard Time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

     See reverse for voting instructions.

                                  VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Integrated Information Systems, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

PROPOSAL: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK AT A RATIO BETWEEN ONE-TO-TWO AND ONE-TO-FIVE, at any time within one year after stockholder approval is obtained at the Special Meeting, with the timing and exact ratio to be determined in the sole discretion of the Board of Directors:

______ FOR    ______ AGAINST    ______ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

IF YOU MAIL US YOUR PROPERLY EXECUTED PROXY CARD, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR THE PROPOSAL.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

Address Change?  Mark Box ____     Indicate changes below:      Date:___________


                                       -----------------------------------------
                                       Signature(s) in Box

                                       Please sign EXACTLY as your name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.